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                                 Tim Harrington
                                    PRESIDENT
                      Reliant Interactive Media Corporation
              2701 North Rocky Point Dr., Suite 200, Tampa FL 33607
            (Name and Address of Person Authorized to Receive Notices
          and Communications on Behalf of the Person Filing Statement)
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                                 WITH A COPY TO:
                             KARL E. RODRIGUEZ, ESQ
                              24843 Del Prado, #318
                              Dana Point, CA 92629
                                 (949) 248-9561
                               fax (949) 248-1688
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report:  September 22, 2000

                        Commission File Number:  0-26699

  Nevada                                                              87-0411941
(Jurisdiction  of  Incorporation)        (I.R.S.  Employer  Identification  No.)


2701  N.  Rocky  Point  Dr.,  Suite  200,  Tampa,  Florida                 33607
(Address of principal executive offices)                              (Zip Code)


Registrant's  telephone  number,  including  area  code:         (813)  282-1717

Securities  registered  pursuant  to  Section  12(g)  of  the Act:     7,348,821




     ITEM 5. OTHER EVENTS. On September 22, 2000, We filed a news release in Connection with an Agreement and Plan or Reorganization between us, Teleservices Internet Group, Inc. and others.
 . A copy of that News Release is attached hereto and filed as an Exhibit to this filing on Form 8-K.
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Dated:  September  22,  2000
                         RELIANT INTERACTIVE MEDIA CORP.
                          formerly Reliant Corporation
                                       by


  /s/Kevin Harrrington                    /s/Tim Harrington
     Kevin  Harrington                       Tim  Harrington
     chairman and ceo/director               president and coo/director

  /s/Mel Arthur                          /s/Karl E. Rodriguez
     Mel  Arthur                            Karl  E.  Rodriguez
     executive vice president/director      secretary/director


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                                     EXHIBIT

                                  NEWS RELEASE
                                SEPTEMBER 22, 2000
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RELIANT  TO  FILE  INFORMATION  STATEMENT ON AGREEMENT AND PLAN OF REORGANIZTION

Tampa, FL-(BUSINESS WIRE)-September 22, 2000-Kevin Harrington, Chairman and CEO of Reliant Interactive Media Corp. (OTCBB: RIMC), announced that the Company will file a preliminary information statement with the SEC today, pursuant to the federal proxy rules in connection with an Agreement and Plan of Reorganization ("Agreement") that was announced previously by TeleServices Internet Group, Inc. (OTCBB: TIGI). This Agreement provides for Reliant to contemporaneously transfer substantially all of its assets to AsSeenOnTVpc.com, Inc., a 71% owned subsidiary, that will in turn be acquired by TeleServices Internet Group ("TSIG.com") for 8,000,000 shares of its common stock. A pro-rata distribution of TSIG.com shares will be made to Reliant shareholders, but Reliant shareholders will not be required to exchange or surrender their Reliant shares in order to receive this distribution. TSIG.com has recently acquired a substantial majority interest in GeneralSearch.com, Inc., an internet portal, and has a definitive agreement to acquire The Affinity Group Inc., a telephonic-based marketing company.

Ten days after the preliminary information statement is filed with the SEC a definitive information statement will be filed and also mailed to Reliant's shareholders of record at June 26, 2000, the date the Agreement was first announced. After the Agreement was originally announced, negotiations continued between the parties that resulted recently in the number of TSIG.com shares being increased from 3,500,000 to 8,000,000 for this acquisition. Majority written consent has already been obtained from holders of a majority of the shares of Reliant stock, and under the federal proxy rules the acquisition will be effectuated 20 days after the mailing of the information statement to shareholders. A distribution of TSIG.com shares will be made to Reliant shareholders at the record date of June 26, 2000, in a number equal to approximately of a TSIG.com share for each Reliant share owned on that date. It is expected that the resultant Reliant "shell corporation", in which the present shareholders will retain their stock ownership, may enter into a business combination in the future with a private company that is seeking to go public via a reverse merger or acquisition.

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ABOUT  RELIANT  INTERACTIVE  MEDIA  CORP.
Reliant Interactive Media Corp., based in Tampa, Florida, has combined the marketing power of television and the personal computer to sell cutting-edge products to consumers. Reliant produces long-form commercial programming that drives customers to purchase products through the convenience of the telephone or by using their Web properties. Reliant's business model is to develop customers for their Web properties at no direct acquisition costs, because the production and the media costs are being covered independently of Web site sales.

ABOUT  GENERALSEARCH.COM.,  INC.
GeneralSearch.Com, Inc., is a private company that was formed in 1998 to enhance the individual's Internet experience. GeneralSearch.Com is an Internet portal with one of the most powerful and accurate search engines on the Internet, with access to a database of more than 100 million links. The search engine is family-oriented, with filters that eliminate virtually all adult-oriented content, while still providing the most accurate search results available on the Internet.
GeneralSearch  also  has  more  than  1000  Internet-based affiliates, including
Office Max, Stamps.com and other popular sites. GeneralSearch offers free Internet access for life, free e-mail, fax, integrated messaging and other services. GeneralSearch.Com is located in West Chicago, IL. The company can be reached by e-mail at info@generalsearch.com. The company's website is at
                         ----------------------
www.generalsearch.com.
      ---------------
ABOUT  THE  AFFINITY  GROUP  INC.
The Affinity Group Inc., headquartered in St. Petersburg, Florida, is an emerging affinity marketing company that specializes in database mining, product development and sales. Affinity forms partnerships with other successful companies in order to create synergies that offer the best products to the most customers at attractive margins for Affinity and its partners. The success of Affinity started with certificate travel and club memberships, and has expanded into affinity programs that serve a growing U.S. and international customer base. Affinity currently markets its products and services in the United States, Europe, Australia, Latin America and Canada.

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ABOUT  TSIG.COM
Headquartered in St. Petersburg, Florida, TeleServices Internet Group Inc., known as TSIG.com, has recently acquired GeneralSearch.Com, an Internet search engine and portal, and has entered into agreements to acquire The Affinity Group LLC, an affinity marketing and sales company, and Reliant Interactive Media, a direct marketing company that drives retail sales via television and the Internet. TSIG.com forms myCard partnership agreements with national corporations and non-profit organizations, and then works with those partners to design revenue-generating programs that attract consumers to their Web sites. The first myCard program was myMusicCard, which enables consumers to purchase CDs and cassettes at the lowest available prices. Similarly TSIG.com's myPhotoCard programs provide low-cost film processing and Kodak Film, and the myPhoneCard programs provide low-cost prepaid long-distance calling card services.

These customized marketing programs are intended to provide recurring revenues to TSIG.com and its partners, and help develop strong brand loyalty and awareness within target communities. TSIG.com further enhances its myCard programs by providing customer service and support with its Web-based call center and related services. With non-profits, TSIG.com is engaged in
"cause-related marketing" and has a "volunteer sales force" of millions generating sales and driving traffic to Internet sites for the lowest customer acquisition cost in the business. TSIG.com is the national marketing partner of UCP, the nation's largest non-profit health care organization and leader in the disability field, which each year serves over 1 million people with disabilities in the United States. TSIG.com's corporate web site is at
WWW.TSIG.COM  and  the  myMusicCard  web  site  is  at  WWW.MYMUSICCARD.COM.
        ----                                            --------------------
This  press  release contains "forward-looking statements" within the meaning of
Section 27A of the 1933 Securities Act and Section 21E of the 1934 Securities Exchange Act. Actual results could differ materially, as the result of (1) competition in the markets for the company's products and services, (2) the ability of the company to execute its plans, (3) the availability of financing at favorable terms, and (4) other factors noted in the company's public filings with the SEC.
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